KRONOS WORLDWIDE, INC. ANNOUNCES A PRICE INCREASE FOR ALL TITANIUM DIOXIDE PRODUCTS SOLD IN EUROPE AND EASTERN EUROPE

CRANBURY, NEW JERSEY – February 22, 2010 – Kronos Worldwide, Inc. (NYSE:  KRO) today announced a price increase for all titanium dioxide products sold in Europe and Eastern Europe.

Effective March 1, 2010, prices for all Kronos® titanium dioxide products sold in Europe and Eastern Europe will be increased by 100 Euro per metric ton.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.